Exhibit 99.1

AMN Healthcare Completes the Acquisition of Medfinders,

Creates the Largest Healthcare Managed Services Provider in U.S.

SAN DIEGO, September 1 /PRNewswire-FirstCall/ — AMN Healthcare Services, Inc. (NYSE: AHS), the nation’s largest healthcare staffing and workforce solutions company, announced the completion of the acquisition of the parent company of Arlington, Texas-based Nursefinders, Inc. (dba Medfinders), one of the nation’s leading providers of clinical workforce managed services programs. Medfinders also provides local and travel nurse and allied staffing, locum tenens, physician search services, and home healthcare services.

“This is an exciting milestone in the continuing evolution of AMN Healthcare as a leading provider of innovative, total workforce management and staffing solutions to our healthcare clients,” said Susan Salka (formerly Nowakowski), President and CEO of AMN Healthcare. “In addition to leveraging and building on our capabilities in our core businesses of travel healthcare staffing, locum tenens, and physician permanent placement, we are able to immediately bolster our managed services capabilities, which are increasingly preferred by clients today. This acquisition also gives us the instant ability to enter into home healthcare services, in sync with our long-term strategy of diversification into new synergistic healthcare service segments.

“We believe this acquisition enhances our shareholder value due to the considerable cost synergies projected to be achieved through leveraging the existing infrastructure of our organization and the benefit of immediate opportunity to directly fill existing demand at our collective MSP clients. We expect this transaction to be accretive in 2011 with annualized cost synergies in excess of $8 million and revenue synergies with an EBITDA benefit in excess of $2 million by the fourth quarter of 2011.”

“Our sales and operations teams are excited to be in the marketplace, serving our clients with the strength of the combined companies behind them,” said Bob Livonius, former CEO of Medfinders and newly named AMN President of Strategic Workforce Solutions. "We are better equipped to provide the full spectrum of clinical specialties and innovative workforce solutions to help our clients meet their patient care and efficiency goals. Both companies have experience and solid track records of successfully integrating acquisitions, and our teams are working very collaboratively to achieve the synergies and benefits of the combination.

“As the leading clinical managed services provider (MSP) for hospitals in the United States, Medfinders will instantly expand AMN’s capabilities and presence in this increasingly important outsourcing option. In the short-term, the combination will significantly increase the company’s ability to directly fulfill the needs of existing MSP clients. Longer-term, AMN Healthcare will be able to share, implement and leverage best practices across the newly combined organization to innovate and deliver more MSP and workforce management solutions as demand for such services continues to grow.”

Mr. Livonius is assuming responsibility for the combined organization’s Workforce Management Solutions and will be overseeing all of AMN’s MSP and local/per diem staffing operations and development while also continuing to lead the support and expansion of the Home Healthcare Services division. Among other key Medfinders employees who are assuming leadership positions in the combined company are Denise Deans-Graf, President of Local Staffing, and Linda Sheffield, President of Home Healthcare Services.

In connection with the transaction, AMN Healthcare amended and extended its current Term B senior facility, increasing its balance to $185 million with a new maturity in 2015, and issued a second lien term loan of $40 million that will mature in 2016. The company also amended and extended its existing revolving credit facility, which remained undrawn at closing. The amended and extended Term B senior facility is priced with a LIBOR rate plus 5.50% and the second lien term loan facility is priced with a LIBOR rate plus 10.00%, each with a 1.75% LIBOR floor.

At the close of the transaction, AMN acquired all of the outstanding equity of Medfinders in exchange for approximately 6.3 million shares of AMN Healthcare Services, Inc. common stock and approximately 5.7 million shares of non-voting Series A Conditional Convertible Preferred Stock with a liquidation preference of $10.00 per share and a dividend rate of 11% per annum.

AMN will file a proxy statement with the SEC with respect to a special meeting of its stockholders that will be called to obtain stockholder approval of the conversion and voting rights provisions of the preferred stock. If AMN’s stockholders approve the conversion and the voting rights provisions of the preferred stock within 180 days following the closing of the transaction, the preferred stock will cease to accrue dividends and all previously accrued dividends will be forgiven. Valuing all of the equity securities issued in the transaction using AMN Healthcare’s closing share price on the day immediately preceding the closing of the acquisition, and assuming conversion of the preferred stock issued by AMN Healthcare into common stock (on a one-for-one basis), the transaction has a value of approximately $186 million (including the approximately $133 million of refinanced Medfinders’ indebtedness). Assuming a conversion of the preferred stock, the former Medfinders stockholders will own approximately 26% of AMN Healthcare Services, Inc.

In connection with the acquisition, AMN issued employment inducement awards in the form of grants of restricted stock units (RSUs) and stock appreciation rights (SARs) to eleven key employees of Medfinders in the aggregate amount of 241,000 shares. The RSUs will vest in three years, except that they may vest on an accelerated basis if the company achieves certain financial targets. The SARs vest ratably over three years.

About AMN Healthcare

AMN Healthcare Services, Inc. is the nation’s largest provider of comprehensive healthcare staffing and workforce solutions. As the leading provider of travel nurse, per diem (local) nurse, allied and locum tenens (temporary physician) staffing and physician permanent placement services, AMN Healthcare recruits and places healthcare professionals on assignments of variable lengths and in permanent positions with clients throughout the United States. AMN Healthcare is also the nation’s largest provider of healthcare managed services programs and recruitment process outsourcing solutions. Settings we staff include acute-care hospitals, government facilities, community health centers and clinics, physician practice groups, and a host of other healthcare settings. AMN Healthcare also provides home healthcare services in select regions. For more information, visit http://www.amnhealthcare.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding the terms, value and anticipated benefits of the acquisition, the cost synergies and accretion, and the demand for

MSP services. The company based these forward-looking statements on its current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other quarterly and periodic reports filed with the SEC. These statements reflect the company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

Important Information

AMN Healthcare intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility rights of the preferred stock issued to former Medfinders’ shareholders in the acquisition into shares of AMN Healthcare common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN Healthcare with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN Healthcare’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN Healthcare and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN Healthcare in connection with the Stockholder Approval. Information regarding AMN Healthcare’s directors and executive officers is included in AMN Healthcare’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

Cautionary Statement

The issuance of the securities in the transactions described in this press release have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Contact (Investor Related Questions):	Contact (Media Related Questions):
Amy C. Chang Vice President, Investor Relations 866.861.3229	Don Cowan Sr. Director, Corporate Communications 866.756.6635

CONTACT: Investors—Amy C. Chang, Vice President, Investor Relations of AMN Healthcare Services, Inc., 1-866-861-3229;
Media—Don Cowan, Sr. Director, Corporate Communications of AMN Healthcare Services, Inc., 1-866-756-6635